Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-127455, Amendment No. 1) filed by UnitedHealth Group Incorporated (United) and related Prospectus of United, and the Proxy Statement of PacifiCare Health Systems, Inc. (PacifiCare) for the shares of United which will be issued to PacifiCare’s stockholders in the merger of United and PacifiCare. We also consent to the incorporation by reference into the Proxy Statement/Prospectus of PacifiCare and United, of our reports dated February 24, 2005, with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc., PacifiCare Health Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PacifiCare Health Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

October 11, 2005